Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 4, 2016 relating to the financial statements of athenahealth, Inc., and the effectiveness of athenahealth, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of athenahealth, Inc. for the year ended December 31, 2015.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 23, 2016